As filed with the Securities and Exchange Commission on February 17, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EnLink Midstream, LLC

(Exact name of registrant as specified in its charter)

Delaware	46-4108528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1722 Routh St., Suite 1300 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)

EnLink Midstream, LLC 2014 Long-Term Incentive Plan

(Full title of the plan)

Alaina K. Brooks

EnLink Midstream, LLC

1722 Routh St., Suite 1300

Dallas, Texas 75201

(214) 953-9500
(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

M. Preston Bernhisel
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980

Telephone: (214) 953-6500

Facsimile: (214) 953-6503

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Units Representing Limited Liability Company Interests	20,000,000	$4.26	$85,200,000	$9,295.32

(1)	This Registration Statement registers an aggregate 20,000,000 common units representing limited liability company interests (“ENLC Common Units”) of EnLink Midstream, LLC (the “Registrant”).

(2)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), common units that may be issuable upon any unit split, unit dividend or similar transaction with respect to these common units are also being registered hereunder.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the common units of the Registrant as reported on The New York Stock Exchange on February 9, 2021.

(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $109.10 per $1,000,000 of the Proposed Maximum Aggregate Offering Price.

EXPLANATORY NOTE

This Registration Statement (the “Registration Statement”) is being filed, in accordance with General Instruction E to Form S-8, solely to register the issuance of an aggregate of up to 20,000,000 additional common units representing limited liability company interests in EnLink Midstream, LLC (“Common Units”), all of which were authorized pursuant to an amendment and restatement of the EnLink Midstream, LLC 2014 Long-Term Incentive Plan (as amended and restated, the “Plan”), which was approved by the Board of Directors of EnLink Midstream Manager, LLC, our managing member, on September 17, 2020 and by GIP III Stetson II, L.P. and Enfield Holdings, L.P., as the holders of a majority of the voting power with respect to our outstanding Common Units, by written consent on December 7, 2020, which written consent became effective on December 28, 2020. We previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on January 28, 2019 (File No. 333-229393) covering 3,416,046 Common Units authorized for issuance under the Plan (the “Prior Registration Statement”). Except as supplemented by the information set forth below, the contents of the Prior Registration Statement are incorporated herein by reference. Unless the context otherwise requires, references in this Registration Statement to “us” or “we” are references to EnLink Midstream, LLC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We incorporate by reference the following documents filed by us with the Commission:

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 17, 2021; and

(2)	the description of the Common Units contained in our registration statement on Form 8-A (File No. 001-36336) filed with the Commission on March 6, 2014 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating, changing, or modifying such description.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or any document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Number		Description

4.1	—	EnLink Midstream, LLC 2014 Long-Term Incentive Plan, as amended and restated December 28, 2020 (the “2014 Plan”) (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated December 7, 2020, filed with the Commission on December 9, 2020, file No. 001-36336).

5.1 *	—	Opinion of Baker Botts L.L.P.

23.1 *	—	Consent of KPMG LLP.

23.2 *	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1 *	—	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 17th day of February, 2021.

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC,
its managing member

By:	/s/ Pablo G. Mercado
Pablo G. Mercado
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Barry E. Davis and Alaina K. Brooks, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign this Registration Statement and any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file such registration statement and all such amendments or supplements, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Barry E. Davis	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 17, 2021
Barry E. Davis

/s/ Deborah G. Adams	Director	February 17, 2021
Deborah G. Adams

/s/ William J. Brilliant	Director	February 17, 2021
William J. Brilliant

/s/ James C. Crain	Director	February 17, 2021
James C. Crain

/s/ Leldon E. Echols	Director	February 17, 2021
Leldon E. Echols

/s/ Thomas W. Horton	Director	February 17, 2021
Thomas W. Horton

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/s/ James K. Lee	Director	February 17, 2021
James K. Lee

/s/ Richard P. Schifter	Director	February 17, 2021
Richard P. Schifter

/s/ Scott E. Telesz	Director	February 17, 2021
Scott E. Telesz

/s/ Kyle D. Vann	Director	February 17, 2021
Kyle D. Vann

/s/ Pablo G. Mercado	Executive Vice President and Chief Financial Officer	February 17, 2021
Pablo G. Mercado	(Principal Financial Officer)

/s/ J. Philipp Rossbach	Vice President and Chief Accounting Officer	February 17, 2021
J. Philipp Rossbach	(Principal Accounting Officer)

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